UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

STEVE CLAYTON, Derivatively on Behalf of Nominal Defendant SYSTEMAX, INC.,	: : : : : :	Case No. 05-2513 (DGT)
Plaintiff, v.	: : : : : :
RICHARD LEEDS, ROBERT LEEDS, BRUCE LEEDS, GILBERT FIORENTINO, STACY S. DICK, ANN R. LEVEN, ROBERT D. ROSENTHAL, and STEVEN M. GOLDSCHEIN, Defendants, and	: : : : : : : : : : :
SYSTEMAX, INC., Nominal Defendant.	: : : : :

NOTICE OF SETTLEMENT HEARING

TO:	ALL SHAREHOLDERS OF SYSTEMAX, INC. AS OF MAY 15, 2006. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT SHAREHOLDER OF SYSTEMAX, THE SETTLEMENT OF THE ACTIONS DESCRIBED HEREIN COULD AFFECT YOUR RIGHTS. THESE ACTIONS ARE NOT SECURITES CLASS ACTIONS AND THERE IS NO SETTLEMENT FUND ON WHICH TO MAKE A CLAIM.

           THIS NOTICE IS GIVEN pursuant to an Order of the United States District Court for the Eastern District of New York (the “Court”) in the above-captioned putative derivative action. Plaintiffs brought this action and a related state court action (collectively, the “Actions”) derivatively on behalf of Systemax, Inc. (“Systemax” or the “Company”).

           This Notice is given to advise you that a hearing (the “Settlement Hearing”) will be held for the Actions on July 6, 2006 at 10:00 a.m. at the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, New York 11201, before the Honorable David G. Trager, to: (i) determine the fairness, reasonableness, and adequacy of the terms and conditions of a proposed stipulated settlement between the parties to the Actions (the “Settlement”) and whether the Court should finally approve the Settlement and enter an Order and Final Judgment thereon; and (ii) rule upon the agreed-to fee award for Representative Plaintiffs’ Counsel. Even though you are receiving this Notice, the Court has not expressed any opinion as to the merits of any claim or defense that has been or may be asserted in the Actions.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON THE STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

I.          BACKGROUND

           The Actions were commenced on May 25, 2005, when Plaintiff Steve Clayton filed the above-captioned shareholder’s derivative action in the United States District Court for the Eastern District of New York (the “Federal Action”). Generally, Plaintiff in the Federal Action alleged that the Company’s officers and directors (collectively, the “Defendants”) breached their fiduciary duties to the Company because, among other things, they improperly managed the Company and failed to adopt reasonable internal controls. Plaintiff in the Federal Action alleged that, as a result of the foregoing, the Company was forced to restate its previously-issued financial statements, which in turn caused the Company to suffer damages.

           On June 3, 2005, Plaintiff Alan Korbin filed a shareholder’s derivative action against Defendants on the Company’s behalf in the Supreme Court of New York, Nassau County. On June 6, 2005, Plaintiff William Share filed a substantially similar shareholder’s derivative action against Defendants on the Company’s behalf in the Supreme Court of New York, Nassau County (collectively, the Korbin and Share actions are referred to herein as the “State Court Action”). The Korbin and Share actions were subsequently consolidated. Generally, the Plaintiffs in the State Court Action alleged substantially similar claims as Plaintiff in the Federal Action.

           On or about August 15, 2005, Defendants filed and served their Answers to the Complaint in the Federal Action, and the parties exchanged Initial Disclosures pursuant to rule 26(a)(1) of the Federal Rules of Civil Procedure. Thereafter, Plaintiff in the Federal Action served discovery on Defendants.

           On or about October 11, 2005, Plaintiffs in the State Court Action served discovery on Defendants. It was at this same approximate time that counsel for Plaintiff in the Federal Action first discussed the possibility of exploring a settlement of the Actions with Defendants’ counsel. Thereafter, the parties in the Federal Action exchanged certain information, and the settlement discussions began in earnest at the end of November 2005. The parties’ initial settlement discussions showed promise, and by the end of December 2005, the parties had agreed on numerous settlement terms; however, the parties had marked differences of opinion regarding several settlement concepts, and they were unable to reach an agreement at that time.

          The parties’ settlement discussions began again at the end of January 2006, but despite their best efforts, they were unable to resolve the Actions at that time. Finally, in the beginning of April 2006, the parties reached an agreement to settle the Actions on the terms and conditions described herein.

           Representative Plaintiffs’ Counsel have conducted an extensive investigation during the development and prosecution of the Actions. This investigation has included, among other things, (i) inspecting, reviewing and analyzing the Company’s financial filings; (ii) researching corporate governance issues; (iii) participating in numerous telephonic meetings with Defendants’ counsel; and (iv) researching the applicable law with respect to the claims asserted in the Complaints filed in the Actions and the potential defenses thereto.

II.	THE PARTIES’ POSITIONS REGARDING THE DESIRABILITY OF THE PROPOSED SETTLEMENT

           Plaintiffs believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. However, Representative Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against Defendants through trial and appeals. Representative Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex shareholder litigation such as the Actions, as well as the difficulties and delays inherent in such litigation. Representative Plaintiffs’ Counsel also are mindful of the inherent problems of proof under, and possible defenses to, the violations asserted in the Actions. Based on these considerations, among others, Representative Plaintiffs’ Counsel believe that the Settlement described herein confers substantial benefits upon Plaintiffs, Systemax and current Systemax stockholders.

           Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions. Defendants also have denied and continue to deny, among other things, the allegations that Plaintiffs or Systemax have suffered any damages. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Each of the Defendants denies and continues to deny the allegations concerning any alleged breach of fiduciary duty. Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

           Nonetheless, Defendants have concluded that further litigation would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions described herein. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex shareholder litigation like the Actions. Defendants have, therefore, determined that it is desirable and beneficial to them that the Actions be settled in the manner and upon the terms and conditions described herein.

III.            THE TERMS OF THE PROPOSED SETTLEMENT

           As a result of the initiation, prosecution and settlement of the Actions, Systemax, and/or its Board of Directors, have agreed to adopt the following corporate governance principles:

A.	The Board of Directors

           (i)      The Board’s Nominating & Corporate Governance Committee (the “NCGC”) shall transition its membership so that it is comprised exclusively by independent directors by the end of 2006.

           (ii)      The Board’s Compensation Committee shall transition its membership so that it is comprised exclusively by independent directors by the end of 2006.

           (iii)      Upon consummation of the settlement of the Actions, the Board shall cause the Company to amend its by-laws to create the new position of “Lead Independent Director.” Thereafter, the board’s independent directors shall nominate an independent director to serve as the Board’s Lead Independent Director. The Lead Independent Director’s specific duties and responsibilities are explained in detail below. Among other things, the Lead Independent Director shall, after having been elected to this position, be immediately appointed to the Board’s Executive Committee.

           (iv)      Directors standing for re-election at the next Company’s Annual Meeting shall be required to receive a majority of the votes cast to retain their positions on the Board.

           (v)      The Board’s Corporate Governance Guidelines shall include the following specific limits on outside board memberships: The CEO of the Company shall be prohibited from serving on the Board of any other public for-profit corporations, other than any public for-profit corporation that is an affiliate of the Company.

           (vi)      The Board, and all Board Subcommittees, shall keep typed meeting minutes from their regular and/or special Board meetings and circulate to the directors prior to the subsequent Board meeting, provided that such meeting takes place at least two (2) weeks following the previous meeting. These minutes shall be maintained by the Company for at least five (5) years.

           B.      Responsibilities of the Independent Directors

           (i)      The Board’s independent directors shall meet separately from the CEO in executive sessions, chaired by the Lead Independent Director, held on at least a quarterly basis.

           (ii)      Upon consummation of the settlement of the Action, the Board’s independent directors shall elect a Lead Independent Director. The Lead Independent Director must be reaffirmed annually by a majority vote of independent directors.

           (iii)      The Lead Independent Director is responsible for coordinating the activities of the independent directors. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director’s role), the specific responsibilities of the Lead Independent Director are as follows:

                (a)      advise the Chairman of the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Systemax’s operations;

                (b)      provide the Chairman of the Board with input as to the preparation of agendas for the Board and Committee meetings;

                (c)      advise the Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from Systemax’s management that is necessary for the independent directors to effectively and responsibly perform their duties, and although Systemax’s management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

                (d)      recommend to the Chairman of the Board the retention of consultants who report directly to the Board;

                (e)      assist the Board and Systemax’s officers in assuring compliance with and implementation of the Corporate Governance Policies; and be principally responsible for recommending revisions to the Corporate Governance Policies;

                (f)      coordinate and develop the agenda for, and moderate executive sessions of, the independent directors of Systemax’s Board, and act as principal liaison between the independent directors and the Chairman of the Board on sensitive issues; and

                (g)      recommend to the Chairman of the Board the membership of the various Systemax Board Committees.

           C.       Board Committees

           (i)      The Board’s Committees shall have standing authorization, on their own initiative, to retain legal or other advisors of their choice, who shall report directly to the Chairman of the Board and/or the Lead Independent Director.

           (ii)      The Board’s Committees shall meet independently and in separate sessions from the Board’s regular and/or special meetings at least twice per fiscal year, provided, however, the Audit Committee shall meet at least four (4) times per year and there shall be no yearly minimum of Executive Committee meetings.

           (iii)      The Board Committee’s shall keep typed meeting minutes from their regular and/or special committee meetings and circulate to the members of the committee and the Board prior to the subsequent committee and/or Board meeting, provided that such meeting takes place at least two (2) weeks following the previous meeting.

           D.      Audit Committee & Management Oversight Function

           (i)      The Audit Committee shall conduct a re-proposal for the Company’s independent auditor at least once every five (5) years. The Audit Committee’s charter shall be amended to clearly reflect this obligation.

           (ii)      The Audit Committee’s charter shall be amended to enforce a policy that any independent auditor responsible for auditing Systemax’s financial statements shall not provide any consulting services to Systemax except for tax consulting services.

           (iii)      Management shall review with the Audit Committee the appropriateness and accounting treatment of all related party transactions, including corporate acquisitions and sales of assets of greater than $300,000.

           E.      The Company’s Internal Audit Function

           The Company’s Directors of Internal Audit shall report directly to the Company’s Chief Financial Officer (the “CFO”) and the Audit Committee at least four (4) times per fiscal year, or more often as necessary.

          The Settling Parties believe that the foregoing corporate governance measures will substantially benefit the Company and its stockholders.

IV.       SETTLEMENT HEARING AND APPROVAL

           On July 6, 2006 at 10:00 a.m. at the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, New York 11201, before the Honorable David G. Trager, the Court will hold a Settlement Hearing to consider the approval of the Settlement on the terms set forth above and in the stipulation of settlement between the parties (the “Stipulation”). If the Court approves the Settlement and enters the Order and Final Judgment (substantially in the form attached to the Stipulation as Exhibit C), all Released Claims relating to Defendants and Defendants’ Related Parties will be compromised, settled, released, discharged and dismissed with prejudice. Additionally, at the Settlement Hearing, Representative Plaintiffs’ Counsel will request that the Court approve their proposed Fees and Expenses (as defined below).

V.      PLAINTIFFS’ ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

           Representative Plaintiffs’ Counsel in the Actions will apply to the Court for approval of the payment of reasonable attorneys’ fees and expenses not to exceed in the aggregate three hundred thousand dollars ($300,000) (the “Fees and Expenses”). Defendants have agreed to pay the Fees and Expenses. The Fees and Expenses include fees and expenses incurred by Representative Plaintiffs’ Counsel in connection with the prosecution and settlement of the Actions. To date, Representative Plaintiffs’ Counsel have not received any fees, not have they been reimbursed for their out of pocket expenses. The Fees and Expenses would compensate Representative Plaintiffs’ Counsel for the results achieved in the Actions, and risks of undertaking the prosecution of the Actions on a contingent basis.

           In light of the fact that Plaintiffs, through their prosecution of the Actions, brought meaningful benefits to the Company and other Systemax Stockholders, they will each seek an incentive award in the amount of $1,000.00 (the “Incentive Award”) at the Settlement Hearing. The Incentive Award shall be paid out of the Fees and Expenses. Defendants do not oppose the Incentive Award.

           VI.      YOUR RIGHT TO BE HEARD AT THE HEARING

           Any current Systemax Shareholder (i.e., any Systemax Stockholder as of May 15, 2006, who continues to own Systemax stock as of the Settlement Hearing) who objects to: (i) the Settlement or any of its terms, (ii) the dismissal of the Action, (iii) the Judgment to be entered approving the Settlement, or (iv) the application by Representative Plaintiffs’ Counsel for Fees and Expenses, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than counsel for Plaintiffs and Defendants shall be heard and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless, not later than ten (10) days prior to the Settlement Hearing, such person:

                (a)      files with the Clerk of the Court, United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, New York 11201, a written objection containing (1) the Person’s name, address and telephone number; (2) the number of shares of Systemax common stock the Person owns; (3) the date(s) of purchase of such shares, and a statement as to whether the Person will own such shares as of the date of the Settlement Hearing; (4) a detailed statement of the basis for the Person’s objections to or comments upon the Settlement, Representative Plaintiffs’ Counsel’s request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (5) any supporting papers, including all documents and writings that the person desires the Court to consider; (6) a representation as to whether the Person intends to appear the Settlement Hearing; (7) a representation as to whether the Person plans on calling any witness[es] at the Settlement Hearing; and (8) the identities of any witnesses the Person plans to call at the Settlement Hearing; and

                (b)      on or before the date of such filing, serves the same documents upon the following counsel of record:

Robert B. Weiser, Esq. The Weiser Law Firm, P.C. 121 N. Wayne Ave., Suite 100 Wayne, PA 19087 Plaintiffs’ Settlement Counsel	Melvin A. Brosterman, Esq. Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038-4982 Defendants’ Counsel

           Unless the Court otherwise directs, no Person shall be entitled to object to the approval of the Settlement, to any Judgment entered thereon, to any award of Fees and Expenses, or to otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any Person who fails to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

VIII.      SCOPE OF THIS NOTICE

           The foregoing descriptions of the Actions, the Settlement Hearing, the proceedings to be held, the activities leading to the Settlement, the terms of the Settlement, the conditions of Settlement, the effect of disapproval, cancellation or termination of the Settlement, and other matters described herein do not purport to be all inclusive. Accordingly, you are referred to the Complaint in the Federal Action and the Stipulation, filed with the Clerk of the Court, which may be examined during regular business hours at the offices of the Clerk of the Court at 225 Cadman Plaza East, Brooklyn, New York 11201.

IX.       QUESTIONS REGARDING THE PROPOSED SETTLEMENT

           If you have questions regarding the proposed Settlement, please do not call or write the Court. Questions may be directed to:

Robert B. Weiser, Esq. The Weiser Law Firm, P.C. 121 N. Wayne Ave., Suite 100 Wayne, PA 19087 (866) 934-7372 Plaintiffs’ Settlement Counsel